                                    A-1
                             SUBADVISORY AGREEMENT

      THIS  AGREEMENT  is  made  by  and  between  OppenheimerFunds,  Inc.,  a
Colorado  corporation  (the  "Advisor"),  and  Trinity  Investment  Management
Corporation,  a Pennsylvania  Corporation (the  "Subadvisor"),  as of the date set forth below.

                                    RECITAL
                                    -------

      WHEREAS,  Oppenheimer  Trinity  Large Cap  Growth  Fund (the  "Fund") is
registered  under the  Investment  Company Act of 1940,  as amended (the "1940
Act"), as an open-end, management investment company;

      WHEREAS,  the Advisor is registered under the Investment Advisors Act of
1940, as amended (the "Advisors  Act"),  as an investment  advisor and engages in the business of acting as an investment advisor;

      WHEREAS,  the  Subadvisor  is  registered  under the  Advisors Act as an investment  advisor  and engages in the  business  of acting as an  investment advisor;

      WHEREAS,  the Advisor has entered into an Investment  Advisory Agreement as of December 17, 1998 with the Fund (the "Investment  Advisory  Agreement"), pursuant to which the Advisor acts as  investment  advisor with respect to the
Fund; and

      WHEREAS,  pursuant to Paragraph 2 of the Investment  Advisory Agreement,
the Advisor has retained and wishes to continue to retain the  Subadvisor  for
purposes  of  rendering   investment  advisory  services  to  the  Advisor  in
connection with the Fund upon the terms and conditions hereinafter set forth;

      NOW  THEREFORE,   in   consideration  of  the  mutual  covenants  herein
contained and other good and valuable consideration,  the receipt of which are hereby acknowledged, the parties hereto agree as follows:

I.    Appointment and Obligations of the Subadvisor.

      The Advisor  hereby  appoints the  Subadvisor to render,  to the Advisor with respect to the Fund,  investment  research  and advisory  services as set forth below in Section II,  under the  supervision  of the Advisor and subject to the approval and direction of the Fund's Board of Trustees  (the  "Board"), and the Subadvisor hereby accepts such  appointment,  subject to the terms and conditions  contained  herein.  The Subadvisor shall, for all purposes herein, be deemed an  independent  contractor  and  shall not have,  unless  otherwise expressly  provided or  authorized,  any authority to act for or represent the
Advisor or the Fund in any way or  otherwise to serve as or be deemed an agent of the Fund.

II.   Duties of the Subadvisor and the Advisor.

      A.    Duties of the Subadvisor.

      The Subadvisor shall regularly  provide  investment  advice with respect to the Fund and shall,  subject to the terms of this  Agreement,  continuously supervise the investment and reinvestment of cash,  securities and instruments or other  property  comprising  the  assets  of the Fund,  and in  furtherance thereof, the Subadvisor's duties shall include:

            1.    Obtaining  and  evaluating   pertinent   information   about
            significant  developments and economic,  statistical and financial data,  domestic,  foreign  or  otherwise,  whether  affecting  the
            economy  generally  or  the  Fund,  and  whether   concerning  the
            individual  issuers  whose  securities  are included in the Fund's investment  portfolio  or the  activities  in which  such  issuers engage,  or  with  respect  to  securities  which  the  Subadvisor
            considers   desirable  for  inclusion  in  the  Fund's  investment
            portfolio;

            2.    Determining  which  securities  shall be purchased,  sold or exchanged  by the  Fund or  otherwise  represented  in the  Fund's investment  portfolio  and  regularly  reporting  thereon  to  the
            Advisor and, at the request of the Advisor, to the Board;

            3.    Formulating  and  implementing  continuing  programs for the purchases  and  sales  of  the  securities  of  such  issuers  and regularly  reporting thereon to the Advisor and, at the request of the Advisor, to the Board; and

            4.    Taking,  on behalf of the Fund,  all actions  that appear to the  Subadvisor  necessary  to carry into effect  such  investment program,  including  the placing of purchase and sale orders,  and making appropriate reports thereon to the Advisor and the Board.

      B.    Duties of the Advisor.

      The  Advisor  shall  retain  responsibility  for,  among  other  things, providing the following advice and services with respect to the Fund:

            1.    Without  limiting the  obligation  of the  Subadvisor  to so comply,  the Advisor  shall monitor the  investment  program maintained  by the  Subadvisor  for the Fund to ensure  that the  Fund's  assets are  invested  in  compliance  with this
                  Agreement  and  the  Fund's   Registration   Statement,   as
                  currently in effect from time to time; and

            2.    The  Advisor   shall  oversee   matters   relating  to  Fund
                  promotion,   including,   but  not  limited  to,   marketing
                  materials and the Subadvisor's reports to the Board.

III.  Representations, Warranties and Covenants.

      A.    Representations, Warranties and Covenants of the Subadvisor.

            1.    Organization.  The  Subadvisor  is now, and will continue to
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            be, a corporation  duly formed and validly existing under the laws of its  jurisdiction of formation,  fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

            2.    Registration.   The   Subadvisor   is   registered   as   an
                  ------------
            investment  advisor with the  Securities  and Exchange  Commission
            (the "SEC") under the Advisors  Act, and is registered or licensed as an investment  advisor under the laws of all  jurisdictions  in which its  activities  require it to be so registered or licensed, except  where  the  failure  to be so  licensed  would  not have a material  adverse effect on the Subadvisor.  The Subadvisor  shall maintain  such  registration  or  license  in  effect at all times during the term of this Agreement.

            3.    Best  Efforts.  The  Subadvisor  at all times shall  provide
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            its  best  judgment  and  effort  to the  Advisor  and the Fund in carrying out its obligations hereunder.

            4.    Other Covenants.  The Subadvisor further agrees that:
                  ---------------

                  a.    it will use the same skill and care in providing  such
                        services  as it uses in  providing  services  to other
                        accounts  for  which  it  has  investment   management
                        responsibilities;

                  b.    it will not make  loans to any person to  purchase  or
                        carry  units  of  beneficial  interest  in the Fund or
                        make loans to the Fund;

                  c.    it  will  report  regularly  to  the  Fund  and to the
                        Advisor and will make  appropriate  persons  available
                        for the purpose of reviewing with  representatives  of
                        the Advisor on a regular  basis the  management of the
                        Fund,  including,  without  limitation,  review of the
                        general  investment  strategy  of the  Fund,  economic
                        considerations  and general  conditions  affecting the
                        marketplace;

                  d.    as required by  applicable  laws and  regulations,  it
                        will  maintain  books and records  with respect to the
                        Fund's securities  transactions and it will furnish to
                        the  Advisor  and  to  the  Board  such  periodic  and
                        special  reports  as  the  Advisor  or the  Board  may
                        reasonably request;

                  e.    it  will  treat   confidentially  and  as  proprietary
                        information   of  the  Fund  all   records  and  other
                        information  relative  to the  Fund,  and will not use
                        records and  information  for any  purpose  other than
                        performance   of  its   responsibilities   and  duties
                        hereunder,  except  after  prior  notification  to and
                        approval  in writing by the Fund or when so  requested
                        by the Fund or required by law or regulation;

                  f.    it  will,  on  a  continuing  basis  and  at  its  own
                        expense,  (1) provide the distributor of the Fund (the
                        "Distributor")  with  assistance  in the  distribution
                        and  marketing  of the Fund in such amount and form as
                        the Advisor may reasonably  request from time to time,
                        and (2) use its best  efforts  to cause the  portfolio
                        manager or other  person or persons  who manage or are
                        responsible  for  overseeing  the  management  of  the
                        Fund's portfolio (the "Portfolio  Manager") to provide
                        marketing   and   distribution   assistance   to   the
                        Distributor,     including,     without    limitation,
                        conference  calls,  meetings and road trips,  provided
                        that each  Portfolio  Manager shall not be required to
                        devote  more  than  10% of his or  her  time  to  such
                        marketing and distribution activities;

                  g.    it will use its reasonable  best efforts (i) to retain
                        the services of the Portfolio  Manager who manages the
                        portfolio  of the Fund,  from time to time and (ii) to
                        promptly  obtain the  services of a Portfolio  Manager
                        acceptable  to  the  Advisor  if the  services  of the
                        Portfolio  Manager  are  no  longer  available  to the
                        Subadvisor;

                  h.    it  will,   from  time  to  time,   assure  that  each
                        Portfolio Manager is acceptable to the Advisor;

                  i.    it will  obtain the  written  approval  of the Advisor
                        prior  to   designating  a  new   Portfolio   Manager;
                        provided,   however,   that,  if  the  services  of  a
                        Portfolio  Manager  are  no  longer  available  to the
                        Subadvisor due to circumstances  beyond the reasonable
                        control   of   the   Subadvisor    (e.g.,    voluntary
                        resignation,  death or disability), the Subadvisor may
                        designate an interim  Portfolio  Manager who (a) shall
                        be reasonably  acceptable to the Advisor and (b) shall
                        function  for a  reasonable  period of time  until the
                        Subadvisor    designates   an   acceptable   permanent
                        replacement; and

                  j.    it will  promptly  notify the Advisor of any impending
                        change in Portfolio Manager,  portfolio  management or
                        any other material matter that may require  disclosure
                        to the  Board,  shareholders  of the Fund or  dealers,
                        including  but  not  limited  to,  any  change  in the
                        methodologies  underlying the Subadvisor's proprietary
                        valuation models.

      B.    Representations, Warranties and Covenants of the Advisor.

            1.    Organization.  The Advisor is now, and will  continue to be,
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            duly  organized and in good  standing  under the laws of its state of  incorporation,  fully  authorized to enter into this Agreement and carry out its duties and obligations hereunder.

            2.    Registration.  The Advisor is  registered  as an  investment
                  ------------
            advisor with the SEC under the Advisors  Act, and is registered or
            licensed  as  an   investment   advisor  under  the  laws  of  all
            jurisdictions  in  which  its  activities  require  it  to  be  so
            registered   or  licensed.   The  Advisor   shall   maintain  such
            registration  or license in effect at all times during the term of this Agreement.

            3.    Best  Efforts.  The Advisor at all times  shall  provide its
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            best  judgment  and  effort  to  the  Fund  in  carrying  out  its obligations hereunder.

IV.   Compliance with Applicable Requirements.

      In carrying out its  obligations  under this  Agreement,  the Subadvisor shall at all times conform to:

      A.    all  applicable  provisions  of the  1940  Act and any  rules  and regulations adopted thereunder;

      B.    the provisions of the  registration  statement of the Fund, as the same may be amended from time to time,  under the  Securities  Act of 1933, as amended, and the 1940 Act;

      C.    the  provisions  of the  Fund's  Declaration  of  Trust  or  other governing document, as amended from time to time;

      D.    the  provisions  of the By-laws of the Fund,  as amended from time to time;

      E.    any other applicable provisions of state or federal law; and

      F.    guidelines,  investment  restrictions,   policies,  procedures  or
            instructions  adopted  or issued by the Fund or the  Advisor  from time to time.

      The  Advisor  shall  promptly  notify the  Subadvisor  of any changes or amendments  to the  provisions of B., C., D. and F. above when such changes or amendments relate to the obligations of the Subadvisor.

V.    Control by the Board.

      Any investment  program  undertaken by the  Subadvisor  pursuant to this
Agreement,  as well as any other activities  undertaken by the Subadvisor with respect to the Fund,  shall at all times be subject to any  directives  of the
Advisor and the Board.

VI.   Books and Records.

      The  Subadvisor  agrees that all records which it maintains for the Fund on behalf of the  Advisor are the  property of the Fund and further  agrees to surrender  promptly  to the Fund or to the Advisor  any of such  records  upon
request.   The   Subadvisor   further  agrees  to  preserve  for  the  periods
prescribed by applicable  laws,  rules and regulations all records required to be  maintained  by  the  Subadvisor  on  behalf  of  the  Advisor  under  such applicable laws,  rules and regulations,  or such longer period as the Advisor may reasonably request from time to time.

VII.  Broker-Dealer Relationships.

      A.    Portfolio Trades.

            The Subadvisor,  to the extent  appropriate,  in consultation with the  Advisor,  shall place all orders for the  purchase  and sale of portfolio securities  for the Fund with brokers or dealers  selected by the  Subadvisor, which may  include,  to the  extent  permitted  by the  Advisor  and the Fund, brokers or dealers  affiliated with the Subadvisor.  The Subadvisor  shall use its best efforts to seek to execute portfolio  transactions at prices that are advantageous  to the Fund and at  commission  rates  that  are  reasonable  in relation to the benefits received.

      B.    Selection of Broker-Dealers.

            With respect to the  execution  of  particular  transactions,  the
Subadvisor  may, to the extent  permitted by the Advisor and the Fund,  select brokers or dealers who also provide  brokerage and research services (as those terms are defined in Section 28(e) of the Securities  Exchange Act of 1934, as
amended)  to the Fund  and/or the other  accounts  over  which the  Subadvisor exercises  investment  discretion.  The  Subadvisor  is  authorized  to  pay a broker  or  dealer  who  provides  such  brokerage  and  research  services  a commission  for  executing  a  portfolio  transaction  for the Fund that is in excess of the  amount of  commission  another  broker  or  dealer  would  have charged for effecting that  transaction  if the Subadvisor  determines in good faith that such amount of  commission  is  reasonable in relation to the value of the  brokerage  and  research  services  provided by such broker or dealer.
This   determination  may  be  viewed  in  terms  of  either  that  particular transaction  or the  overall  responsibilities  that the  Subadvisor  has with respect  to  accounts  over  which it  exercises  investment  discretion.  The
Advisor,  Subadvisor and the Board shall  periodically  review the commissions paid by the Fund to determine,  among other things,  if the  commissions  paid over  representative  periods  of time  were  reasonable  in  relation  to the benefits received.

      C.    Soft Dollar Arrangements.

            The Subadvisor may enter into "soft dollar"  arrangements  through
the  agency  of  third   parties  on  behalf  of  the  Advisor.   Soft  dollar
arrangements  for  services  may be  entered  into in order to  facilitate  an improvement  in  performance  in  respect of the  Subadvisor's  service to the
Advisor  with respect to the Fund.  The  Subadvisor  makes no direct  payments but instead  undertakes to place business with  broker-dealers who in turn pay third parties who provide these  services.  Soft dollar  transactions  will be conducted  on an  arm's-length  basis,  and the  Subadvisor  will  secure best execution for the Advisor.  Any  arrangements  involving  soft dollars  and/or brokerage  services shall be effected in compliance  with Section 28(e) of the
Securities  Exchange  Act of  1934,  as  amended,  and the  policies  that the
Advisor and the Board may adopt from time to time.  The  Subadvisor  agrees to provide  reports  to the  Advisor  as  necessary  for  purposes  of  providing information on these arrangements to the Board.

VIII. Compensation.

      A.    Amount of Compensation.  The Advisor shall pay the Subadvisor,  as
            ----------------------
            compensation  for  services  rendered  hereunder,   from  its  own
            assets, an annual fee, payable monthly,  as follows:  0.25% of the first  $150  million of  aggregate  annual net assets of the Fund,
            0.17% of the next $350  million,  and 0.14% of average  annual net assets in excess of $500 million.

      B.    Calculation  of  Compensation.  Except as  hereinafter  set forth,
            -----------------------------
            compensation  under this Agreement shall be calculated and accrued on the same basis as the  advisory  fee paid to the Advisor by the
            Fund  (i.e.,  computed on the average net assets of the Fund as of the  close  of  business  each  day).  If this  Agreement  becomes effective  subsequent  to  the  first  day  of a  month  or  shall terminate  before the last day of a month,  compensation  for that part of the month this  Agreement  is in effect  shall be prorated in a manner  consistent with the calculation of the fees set forth above.

      C.    Payment  of  Compensation:  Subject  to  the  provisions  of  this
            -------------------------
            paragraph,  payment  of  the  Subadvisor's  compensation  for  the preceding  month shall be made by the Advisor within 15 days after the end of the preceding month.

      D.    Reorganization  of the  Fund.  If the  Fund  is  reorganized  with
            ----------------------------
            another  investment  company  for  which the  Subadvisor  does not serve as an investment advisor or subadvisor,  and the Fund is the surviving  entity,  the subadvisory fee payable under this section shall be  adjusted  in an  appropriate  manner as the  parties may agree.

IX.   Allocation of Expenses.

      The Subadvisor shall pay the expenses incurred in providing  services in connection with this Agreement,  including,  but not limited to, the salaries, employment  benefits and other related costs of those of its personnel engaged in  providing  investment  advice to the Fund  hereunder,  including,  without limitation,  office space,  office equipment,  telephone and postage costs and other  expenses.  In the event of an  "assignment"  of this  Agreement,  other than an assignment  resulting  solely by action of the Advisor or an affiliate thereof,  the  Subadvisor  shall be  responsible  for payment of all costs and expenses  incurred by the Advisor and the Fund  relating  thereto,  including, but not limited to, reasonable legal,  accounting,  printing and mailing costs related to obtaining approval of Fund shareholders.

X.     Non-Exclusivity.

      The services of the Subadvisor  with respect to the Company and the Fund are not to be  deemed to be  exclusive,  and the  Subadvisor  shall be free to render  investment  advisory and  administrative  or other  services to others
(including other investment  companies) and to engage in other activities.  It is  understood  and agreed that  officers or  trustees of the  Subadvisor  may serve as officers or trustees of the Advisor or of the Fund;  that officers or trustees of the Advisor may serve as officers or directors  of the  Subadvisor to the extent  permitted by law;  and that the  officers and  directors of the
Subadvisor are not prohibited from engaging in any other business  activity or from  rendering  services to any other  person,  or from  serving as partners, officers,  directors or trustees of any other firm or trust,  including  other investment  advisory  companies provided it is permitted by applicable law and does not adversely affect the Fund.

XI.   Term.

      This  Agreement  shall become  effective at the close of business on the date hereof and shall remain in force and effect,  subject to Paragraphs XII.A and XII.B hereof and approval by the Fund's initial shareholder,  for a period of two years from the date hereof.

XII.  Renewal.

      Following the  expiration of its initial  two-year  term,  the Agreement shall continue in full force and effect from year to year,  provided that such continuance is specifically approved:

      A.    at least  annually  (1) by the Board or by the vote of a  majority of  the  Fund's  outstanding  voting  securities  (as  defined  in
            Section  2(a)(42)  of the 1940  Act),  and (2) by the  affirmative vote of a majority  of the  Trustees  who are not  parties to this
            Agreement  or  interested  persons  of a party  to this  Agreement
            (other than as a Trustee of the Fund),  by votes cast in person at a meeting specifically called for such purpose; or

      B.    by such method  required by  applicable  law,  rule or  regulation then in effect.

XIII. Termination.

      A.    Termination  by the Fund and the  Subadvisor.  This  Agreement may
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            be terminated at any time, without the payment of any penalty,  by vote  of  the  Board  or by  vote  of a  majority  of  the  Fund's outstanding  voting  securities or the  Subadvisor,  on sixty (60)
            days'  written  notice.  The  notice  provided  for  herein may be waived by the party required to be notified.

      B.    Assignment.  This Agreement shall  automatically  terminate in the
            ----------
            event of its  "assignment," as defined in Section 2 (a) (4) of the
            1940 Act. In the event of an  assignment  that  occurs  solely due to the  change in  control  of the  Subadvisor  (provided  that no condition  exists that permits,  or, upon the  consummation of the assignment,  will permit, the termination of this Agreement by the
            Advisor pursuant to Section XIII. C. hereof),  the Advisor and the
            Subadvisor,  at the sole  expense  of the  Subadvisor,  shall  use their reasonable best efforts to obtain shareholder  approval of a successor  Subadvisory  Agreement on substantially  the same terms as contained in this Agreement.

      C.    Termination  by  the  Advisor.  The  Advisor  may  terminate  this
            -----------------------------
            Agreement  without  penalty  and without the payment of any fee or
            penalty,   immediately  after  giving  written  notice,  upon  the
            occurrence of any of the following events:

            1.    Any   of  the   Subadvisor,   their   respective   partners,
                  subsidiaries,  affiliates, directors, officers, employees or agents  engages in an action or omits to take an action that would cause the Subadvisor to be  disqualified in any manner under  Section  9(a) of the 1940 Act, if the SEC were not to grant an exemptive  order under Section 9(c) thereof or that would  constitute  grounds  for the SEC to deny,  revoke  or suspend the  registration of the Subadvisor as an investment advisor with the SEC; or

            2.    The  Subadvisor  breaches the  representations  contained in
                  Paragraph   III.A.4.i.   of  this  Agreement  or  any  other
                  material  provision of this  Agreement,  and any such breach is not  cured  within  a  reasonable  period  of time  after notice thereof from the Advisor to the Subadvisor.

      D.    Transactions  in  Progress  upon  Termination.   The  Advisor  and
            ---------------------------------------------
            Subadvisor   will   cooperate  with  each  other  to  ensure  that
            portfolio  or  other  transactions  in  progress  at the  date  of termination  of this  Agreement  shall be completed by the Advisor in  accordance  with the terms of such  transactions,  and to this end the  Subadvisor  shall  provide the Advisor with all necessary
            information  and   documentation  to  secure  the   implementation
            thereof.

XIV.  Liability of the Subadvisor.

      In  the  absence  of  willful  misfeasance,  bad  faith,  negligence  or reckless  disregard  of  obligations  or duties  hereunder  on the part of the
Subadvisor or any of its  officers,  directors or  employees,  the  Subadvisor shall not be subject to  liability  to the  Advisor for any act or omission in the course of, or  connected  with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

XV.   Notices.

      Any  notice  or  other  communication  required  or  that  may be  given hereunder shall be in writing and shall be delivered  personally,  telecopied, sent by  certified,  registered or express  mail,  postage  prepaid or sent by national  next-day  delivery  service  and  shall  be  deemed  given  when  so delivered  personally or telecopied,  or if mailed, two days after the date of mailing,  or if by next-day  delivery  service,  on the business day following delivery  thereto,  as follows or to such other location as any party notifies any other party:

      A.    If to the Advisor, to:

            OppenheimerFunds, Inc.
            6803 South Tucson Way
            Englewood, Colorado 80112
            Attention:        Andrew J. Donohue
                        Executive Vice President and General Counsel
            Telecopier: (303)768-3019

      B.    If to the Subadvisor, to:

            Trinity Investment Management Corporation
            301 North Spring Street
            Bellefonte, Pennsylvania, PA  16823

            Attention:        Blake D. Gall
                        President
            Telecopier: (814)355-7439

XVI.  Questions of Interpretation.

      This  Agreement  shall be  governed by the laws of the State of New York applicable to agreements  made and to be performed  entirely  within the State of New York (without regard to any conflicts of law principles  thereof).  Any question of  interpretation  of any term or provision of this Agreement having a  counterpart  in or  otherwise  derived from a term or provision of the 1940
Act shall be resolved by  reference  to such term or provision of the 1940 Act and to  interpretations  thereof,  if any, by the United  States Courts or, in the  absence  of  any  controlling  decision  of any  such  court,  by  rules, regulations  or  orders  of the  SEC  issued  pursuant  to the  1940  Act.  In addition,  where the effect of a requirement  of the 1940 Act reflected in any provision  of this  Agreement is revised by rule,  regulation  or order of the
SEC, such provision  shall be deemed to  incorporate  the effect of such rule, regulation or order.

XVII.  Form ADV - Delivery.

      The  Advisor  hereby   acknowledges   that  it  has  received  from  the
Subadvisor a copy of the  Subadvisor's  Form ADV, Part II as currently  filed, at least 48 hours prior to entering  into this  Agreement and that it has read and understood the  disclosures set forth in the  Subadvisor's  Form ADV, Part
II.

XVIII.  Miscellaneous.

      The  captions  in  this  Agreement  are  included  for   convenience  of
reference  only and in no way define or delimit any of the  provisions  hereof or otherwise  affect their  construction  or effect.  If any provision of this
Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the  remainder of this  Agreement  shall not be affected  thereby.
This  Agreement  shall be binding  upon and shall  inure to the benefit of the parties hereto and their respective successors.

XIX.  Counterparts.

      This  Agreement  may be  executed in  counterparts,  each of which shall constitute an original and both of which,  collectively,  shall constitute one agreement.

      IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed  in  duplicate  by their  respective  officers  as of the 12th day of
October, 2001.

            OPPENHEIMERFUNDS, INC.

            By:     _____________________
               -------------------------------------------------------
                  Andrew J. Donohue
                  Executive Vice President

            TRINITY INVESTMENT MANAGEMENT CORPORATION

            By:______________________
                  Richard L. Tucker
                  Chief Executive Officer

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